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                                                                    EXHIBIT 23.2


                                [FIRM LETTERHEAD]

                                   CONSENT OF
                  INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS


October 13, 2000


     We hereby consent to the inclusion and incorporation by reference in the prospectus supplement and accompanying prospectus relating to the offer and sale of shares of common stock, pursuant to the Registration Statement on Form S-3 (File No. 333-78203) of Evergreen Resources, Inc. (the "Company"), of our audits, dated February 12, 1999, February 4, 2000 and September 26, 2000, of the estimates of the net proved natural gas reserves for certain leases owned by the Company and their present values, as of December 31, 1998, December 31, 1999 and September 1, 2000, respectively, and of our audit, dated October 2, 2000, of the estimates of the net proved natural gas reserves for leases acquired by the Company from an affiliate of KLT Gas Inc. as of September 1, 2000 and their present values, as of September 1, 2000, and all references to our firm therein.

                                       RESOURCE SERVICES INTERNATIONAL, INC.


                                       By: /s/ Roland E. Blauer
                                           ----------------------
                                           Name: Roland E. Blauer
                                           Title: President